Exhibit 4.6

RESTRUCTURING AGREEMENT

This Restructuring Agreement (this “Agreement”), dated September 20, 2006, is by and between DeMarseCo, Inc., a Delaware corporation (“DI”), DeMarseCo Holdings, Inc., a Delaware corporation (“DII”), Austin Ventures VIII, L.P., a Delaware limited partnership (“AV”), Philip Siegel, David Lack, Elisabeth DeMarse and Brett Shobe.

RECITALS

WHEREAS, DI is party to that certain Note Purchase Agreement, dated December 28, 2005, by and between DI and AV (the “Original Purchase Agreement”), pursuant to which DI can sell and AV can subscribe for and purchase up to $1,500,000 aggregate principal amount of DI’s Convertible Promissory Notes;

WHEREAS, in accordance with the Original Purchase Agreement, DI sold to AV and AV subscribed for and purchased that certain Convertible Promissory Note of DI, dated December 28, 2005 in the principal amount of $500,000 (the “Original Note”) and on September 15, 2006, DI sold to AV and AV subscribed for and purchased that certain Convertible Promissory Note of DI in the principal amount of $500,000 (the “Second Note”);

WHEREAS, Philip Siegel purchased 202,548 shares of common stock, par value $0.001 per share, of DI (“DI Common Stock”) pursuant to that certain Founder Stock Purchase Agreement, dated December 28, 2005, by and between Philip Siegel and DI (the “DI Siegel Purchase Agreement”);

WHEREAS, David Lack purchased 202,548 shares of DI Common Stock pursuant to that certain Founder Stock Purchase Agreement, dated December 28, 2005, by and between David Lack and DI (the “DI Lack Purchase Agreement”);

WHEREAS, Elisabeth DeMarse purchased 586,636 shares of DI Common Stock pursuant to that certain Founder Stock Purchase Agreement, dated December 28, 2005, by and between Elisabeth DeMarse and DI (the “DI DeMarse Purchase Agreement”);

WHEREAS, Brett Shobe purchased 8,267 shares of DI Common Stock pursuant to that certain Founder Stock Purchase Agreement, dated December 28, 2005, by and between Brett Shobe and DI (the “DI Shobe Purchase Agreement”);

WHEREAS, DI has formed a wholly-owned subsidiary, DII, and is the holder of 1,000,000 shares of common stock, par value $0.001 per share, of DII (“DII Common Stock”);

WHEREAS, DI has identified a proposed acquisition opportunity as described in that certain Letter of Intent and that certain Exclusivity Letter, each dated August 25, 2006, each by and between Austin Ventures, L.P., DI and CreditCard.com, L.P. (the “Credit Card Opportunity”) that are of interest to DII;

WHEREAS, DII desires to pursue the Credit Card Opportunity, which is the property of DI, and DI desires to assign the Credit Card Opportunity to DII in accordance with this

Agreement and in connection with such assignment, DI and DII will fairly divide DI’s expenses incurred to date;

WHEREAS, AV, DI, DII, Elisabeth DeMarse, Philip Siegel, David Lack and Brett Shobe desire that DII pursue the Credit Card Opportunity as a fully separate entity in which Elisabeth DeMarse, Philip Siegel, David Lack and Brett Shobe are the stockholders;

WHEREAS, each of the following transactions shall occur pursuant to or in connection with this Agreement (such transactions, collectively, the “Restructuring Transactions”):

1.                          AV will approve the Restructuring Transactions in accordance with Section 4.9 of the Original Purchase Agreement;

2.                          DI will assign the Credit Card Opportunity and related business plans and/or ideas to DII;

3.                          in order to fairly divide the expenses incurred by DI to date, DI will assign to DII, and DII will assume, $250,000 plus accrued but unpaid interest of the Original Note and $250,000 plus accrued but unpaid interest of the Second Note and DI will transfer $150,000 in immediately available funds to DII by:

(a)                      DII and AV will enter into a Note Purchase Agreement, in the form attached hereto as Exhibit A (the “DII Purchase Agreement”), pursuant to which DI can sell and AV can subscribe for and purchase up to $750,000 aggregate principal amount of Convertible Promissory Notes of DII;

(b)                     AV returning the Original Note and the Second Note to DI for cancellation and replacement;

(c)                      DII issuing to AV (i) a Convertible Promissory Note under the DII Purchase Agreement in the principal amount of $250,000, in the form attached hereto as Exhibit B, to evidence the assumption of the $250,000 principal amount of the Original Note (the “First DII Note”) and (ii) a Convertible Promissory Note under the DII Purchase Agreement in the principal amount of $250,000, in the form attached hereto as Exhibit C, to evidence the assumption of the $250,000 principal amount of the Second Note (the “Second DII Note”);

(d)                     DI and AV will amend and restate the Original Purchase Agreement, in the form attached hereto as Exhibit D (the “Amended and Restated Purchase Agreement”), pursuant to which DI can sell and AV can subscribe for and purchase up to $750,000 aggregate principal amount of DI’s Convertible Promissory Notes;

(e)                      DI issuing to AV (i) an amended and restated Convertible Promissory Note under the Amended and Restated Purchase Agreement in the principal amount of $250,000, in the form attached hereto as Exhibit E, as the replacement note for the Original Note (the “Amended and Restated Original DI Note”) and (ii) an amended and restated Convertible Promissory Note under the Amended and Restated Purchase Agreement in the principal amount of $250,000, in the form attached hereto as Exhibit F, as the replacement note for the Second Note (the “Amended and Restated Second DI Note”);

(f)                        DI will transfer $150,000 in immediately available funds to DII; and

4.                          Elisabeth DeMarse’s employment will be transferred from DI to DII and in connection with the transfer:

(a)                      Elisabeth DeMarse and DII will enter into a Stock Restriction Agreement, in the form attached hereto as Exhibit G (the “DII DeMarse Restriction Agreement”), and in accordance with this Agreement and subject to the DII DeMarse Restriction Agreement: (i) DI will release 503,963 shares of Elisabeth DeMarse’s DI Common Stock from escrow under the DI DeMarse Purchase Agreement, (ii) Elisabeth DeMarse will surrender such 503,963 shares of her DI Common Stock to DI, such shares to be retired by DI, (iii) DI will waive the transfer restrictions contained in the DI DeMarse Purchase Agreement as to the transfer of such DI Common Stock and (iv) in exchange for such shares of DI Common Stock, DI will transfer 577,779 shares of DII Common Stock owned by DI to Elisabeth DeMarse; and

(b)                     Elisabeth DeMarse and DII will enter into a Proprietary Information and Inventions Assignment Agreement, in the form attached hereto as Exhibit H (the “DII DeMarse PIIA Agreement”);

5.                          following the transfers of shares of DI Common Stock and DII Common Stock described in subparagraph 4(a) and in accordance with resolutions of the Board of Directors of DI adopted on
September 19, 2006 and attached hereto as Exhibit I, DI will distribute in the form of a dividend the remaining 422,221 shares of DII Common Stock owned by DI to the holders of the issued and outstanding shares of DI Common Stock pro rata in accordance with such stockholder’s ownership of DI Common Stock, resulting in Philip Siegel receiving 172,407 shares of DII Common Stock, David Lack receiving 172,407 shares of DII Common Stock, Elisabeth DeMarse receiving 70,370 shares of DII Common Stock and Brett Shobe receiving 7,037 shares of DII Common Stock, with:

(a)                      (i) Philip Siegel’s receipt of the 172,407 shares of DII Common Stock being conditioned upon (A) Philip Siegel and DII entering into a Stock Restriction Agreement, in the form attached hereto as Exhibit J (the “DII Siegel Restriction Agreement”), and (B) Philip Siegel and DII entering into a Proprietary Information and Inventions Assignment Agreement, in the form attached hereto as Exhibit K (the “DII Siegel PIIA Agreement”), and (ii) such 172,407 shares being subject to the DII Siegel Restriction Agreement;

(b)                     (i) David Lack’s receipt of the 172,407 shares of DII Common Stock being conditioned upon (B) David Lack and DII entering into a Stock Restriction Agreement, in the form attached hereto as Exhibit L (the “DII Lack

Restriction Agreement”), and (C) David Lack and DII entering into a Proprietary Information and Inventions Assignment Agreement, in the form attached hereto as Exhibit M (the “DII Lack PIIA Agreement”), and (ii) such 172,407 shares being subject to the DII Lack Restriction Agreement;

(c)                      (i) Elisabeth DeMarse’s receipt of the 70,370 shares of DII Common Stock being conditioned upon (A) Elisabeth DeMarse’s and DII’s entry into the DII DeMarse Restriction Agreement and (B) Elisabeth DeMarse and DII entering into the DII DeMarse PIIA Agreement, and (ii) such 70,370 shares being subject to the DII DeMarse Restriction Agreement;

(d)                     (i) Brett Shobe’s receipt of the 7,037 shares of DII Common Stock being conditioned (A) upon Brett Shobe and DII entering into a Stock Restriction Agreement, in the form attached hereto as Exhibit N (the “DII Shobe Restriction Agreement”), and (B) Brett Shobe and DII entering into a Proprietary Information and Inventions Assignment Agreement, in the form attached hereto as Exhibit O (the “DII Shobe PIIA Agreement”), and (ii) such 7,037 shares being subject to the DII Shobe Restriction Agreement; and

(e)                      DI will waive (i) the operation of Section 4.2 of the DI Siegel Purchase Agreement as to the shares of DII Common Stock distributed in the form of a dividend to Philip Siegel, (ii) the operation of Section 4.2 of the DI Lack Purchase Agreement as to the shares of DII Common Stock distributed in the form of a dividend to David Lack, (iii) the operation of Section 4.2 of the DI DeMarse Purchase Agreement as to the shares of DII Common Stock distributed in the form of a dividend to Elisabeth DeMarse, and (iv) the operation of Section 4.2 of the DI Shobe Purchase Agreement as to the shares of DII Common Stock distributed in the form of a dividend to Brett Shobe;

6.                          subsequent to the surrender of shares of DI Common Stock by Elisabeth DeMarse and the retirement of such shares by DI as described in subparagraph 4(a), DI will do a 2.0159814 for 1 stock split of the issued and outstanding DI Common Stock in accordance with resolutions of the Board of Directors of DI adopted on September 19, 2006 and attached hereto as Exhibit P, resulting in Philip Siegel holding 408,333 shares of DI Common Stock, David Lack holding 408,333 shares of DI Common Stock, Elisabeth DeMarse holding 166,667 shares of DI Common Stock and Brett Shobe holding 16,667 shares of DI Common Stock;

7.                          DI and Philip Siegel will amend the DI Siegel Purchase Agreement, in the form attached hereto as Exhibit O (the “First Amendment to DI Siegel Purchase Agreement”), in order to, among other things, change the vesting provisions;

8.                          DI and David Lack will amend the DI Lack Purchase Agreement, in the form attached hereto as Exhibit R (the “First Amendment to DI Lack Purchase Agreement”), in order to, among other things, change the vesting provisions;

9.                           DI and Elisabeth DeMarse will amend the DI DeMarse Purchase Agreement, in the form attached hereto as Exhibit S (the “First Amendment to DI DeMarse Purchase Agreement”), in order to, among other things, change the vesting provisions; and

10.                     DI and Brett Shobe will amend the DI Shobe Purchase Agreement, in the form attached hereto as Exhibit T (the “First Amendment to DI Shobe Purchase Agreement”), in order to, among other things, change the vesting provisions.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing premises for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the covenants and agreements in this Agreement, the parties hereto hereby agree as follows:

Section 1.               Approval of the Restructuring Transactions. Pursuant to Section 4.9 of the Original Purchase Agreement, AV has the right to approve or disapprove of a Business Transaction (as defined in the Original Purchase Agreement) involving DI. Pursuant to that right, AV hereby approves of the Restructuring Transactions in all respects.

Section 2.               Assignment of Credit Card Opportunity. DI hereby sells, assigns, transfers, conveys and delivers to DII all of its right, title and interest in, to and under the Credit Card Opportunity, and DII hereby accepts all of the right, title and interest of DI in, to and under the Credit Card Opportunity.

Section 3.               Note Purchase Agreements; Assumption of Debt.

3.1                  Assumption of Debt of DI by DII. Concurrently with this Agreement:

(a)                      DII and AV have entered into and delivered the DII Purchase Agreement;

(b)                     AV has delivered the Original Note and the Second Note to DI for cancellation and replacement as described herein;

(c)                      (i) DII hereby assumes and undertakes to pay, discharge and perform all obligations, debts and liabilities of DI relating to $250,000 plus accrued but unpaid interest of the Original Note, (ii) AV hereby consents to such assumption and undertaking, and (iii) DII has issued and delivered to AV the First DII Note under the DII Purchase Agreement in principal amount of $250,000 plus accrued but unpaid interest due on such amount under the Original Note, which note evidences such assumption and undertaking and has been accepted by AV in full satisfaction of $250,000 principal amount of the Original Note;

(d)                     (i) DII hereby assumes and undertakes to pay, discharge and perform all obligations, debts and liabilities of DI relating to $250,000 plus accrued but unpaid interest of the Second Note, (ii) AV hereby consents to such assumption and undertaking, and (iii) DII has issued and delivered to AV the

Second DII Note under the DII Purchase Agreement in principal amount of $250,000 plus accrued but unpaid interest due on such amount under the Second Note, which note evidences such assumption and undertaking and has been accepted by AV in full satisfaction of $250,000 principal amount of the Second Note;

(e)                      Concurrently with this Agreement, DI and AV have entered into and delivered the Amended and Restated Purchase Agreement;

(f)                        DI has issued and delivered to AV the Amended and Restated DI Original Note under the Amended and Restated Purchase Agreement, in replacement of the Original Note, in principal amount of $250,000;

(g)                     DI has issued and delivered to AV the Amended and Restated DI Second Note under the Amended and Restated Purchase Agreement, in replacement of the Second Note, in principal amount of $250,000; and

(h)                     DI has transferred $150,000 in immediately available funds to DII;

(i)                         DI and DII each hereby represent, agree and confirm that as a result of the transactions contemplated by this Section 3.1, DI and DII have fairly divided DI’s expenses incurred to date and that upon consummation of this division of expenses, there will be no obligations remaining between DI and DII other than as contemplated in this Agreement.

Section 4.               Transfer of Employment; Share Exchange.

4.1                  Transfer of Employment. (a) Elisabeth DeMarse’s employment by DI is hereby transferred to DII, (b) DII hereby accepts such transfer and (c) Elisabeth DeMarse hereby consents to and approves of the transfer of her employment from DI to DII and accepts employment with DII, and as a result, as of the execution of this Agreement, Elisabeth DeMarse is employed by DII on the same terms and conditions as were in place between Elisabeth DeMarse and DI immediately prior to the execution of this Agreement.

4.2                  Share Exchange. In connection with the transfer of Elisabeth DeMarse’s employment and concurrently with this Agreement:

(a)                      Elisabeth DeMarse and DII have entered into and delivered the DII DeMarse Restriction Agreement and in accordance with this Agreement and subject to the DII DeMarse Restriction Agreement:

(i)                          DI hereby releases 503,963 shares of Elisabeth DeMarse’s DI Common Stock from escrow under the DI DeMarse Purchase Agreement;

(ii)                       Elisabeth DeMarse hereby surrenders and delivers such 503,963 shares of her DI Common Stock to DI, which shares are retired by DI;

(iii)                    DI hereby waives the transfer restrictions on such shares of DI Common Stock contained in the DI DeMarse Purchase Agreement with respect to, and in all other ways consents to, such transfer; and

(iv)                   In exchange for such shares of DI Common Stock, DI hereby transfers and delivers to Elisabeth DeMarse, subject to the DII DeMarse Restriction Agreement, 577,779 shares of DII Common Stock owned by DI; and

(b)                    Elisabeth DeMarse and DII have entered into and delivered the DII DeMarse PIIA Agreement.

Section 5.               Dividend of DII Common Stock; Waivers.

5.1                   Dividend of DII Common Stock. Immediately following the completion of the transactions described in Section 4.2, DI will cause to occur the distribution in the form of a dividend of the remaining 422,221 shares of DII Common Stock owned by DI to the holders of the issued and outstanding shares of DI Common Stock pro rata in accordance with each stockholder’s ownership of DI Common Stock. As a result of such distribution and subject to the conditions described in Sections 5.1(a), 5.1(b), 5.1(c), and 5.1(d), Philip Siegel will receive 172,407 shares of DII Common Stock, David Lack will receive 172,407 shares of DII Common Stock, Elisabeth DeMarse will receive 70,370 shares of DII Common Stock and Brett Shobe will receive 7,037 shares of DII Common Stock.

(a)                      (i) Philip Siegel’s receipt of the 172,407 shares of DII Common Stock as described in Section 5.1 is conditioned upon (A) Philip Siegel and DII entering into the DII Siegel Restriction Agreement, which such parties have entered into and delivered concurrently with this Agreement, and (B) Philip Siegel and DII entering into the DII Siegel PIIA Agreement, which such parties have entered into and delivered concurrently with this Agreement, and (ii) such 172,407 shares of DII Common Stock upon distribution by DI will be subject to the DII Siegel Restriction Agreement.

(b)                     (i) David Lack’s receipt of the 172,407 shares of DII Common Stock as described in Section 5.1 is conditioned upon (A) David Lack and DII entering into the DII Lack Restriction Agreement, which such parties have entered into and delivered concurrently with this Agreement, and (B) David Lack and DII entering into the DII Lack PIIA Agreement, which such parties have entered into and delivered concurrently with this Agreement, and (ii) such 172,407 shares of DII Common Stock upon distribution by DI will be subject to the DII Lack Restriction Agreement.

(c)                      (i) Elisabeth DeMarse’s receipt of the 70,370 shares of DII Common Stock as described in Section 5.1 is conditioned upon (A) Elisabeth DeMarse and DII entering into the DII DeMarse Restriction Agreement, which such parties have entered into and delivered concurrently with this Agreement, and (B) Elisabeth DeMarse and DII entering into the DII DeMarse PIIA

Agreement, which such parties have entered into and delivered concurrently with this Agreement, and (ii) such 70,370 shares of DII Common Stock upon distribution by DI will be subject to the DII DeMarse Restriction Agreement.

(d)                     (i) Brett Shobe’s receipt of the 7,037 shares of DII Common Stock as described in Section 5.1 is conditioned upon (A) Brett Shobe and DII entering into the DII Shobe Restriction Agreement, which such parties have entered into and delivered concurrently with this Agreement, and (B) Brett Shobe and DII entering into the DII Shobe PIIA Agreement, which such parties have entered into and delivered concurrently with this Agreement, and (ii) such 7,037 shares of DII Common Stock upon distribution by DI will be subject to the DII Shobe Restriction Agreement.

5.2                  Waiver as to Dividend to Philip Siegel. DI hereby waives in all respects the operation of Section 4.2 of the DI Siegel Purchase Agreement as to the 172,407 shares of DII Common Stock distributed in the form of a dividend to Philip Siegel as described in Section 5.1.

5.3                  Waiver as to Dividend to David Lack. DI hereby waives in all respects the operation of Section 4.2 of the DI Lack Purchase Agreement as to the 172,407 shares of DII Common Stock distributed in the form of a dividend to David Lack as described in Section 5.1.

5.4                   Waiver as to Dividend to Elisabeth DeMarse. DI hereby waives in all respects the operation of Section 4.2 of the DI DeMarse Purchase Agreement as to the 70,370 shares of DII Common Stock distributed in the form of a dividend to Elisabeth DeMarse as described in Section 5.1.

5.5                  Waiver as to Dividend to Brett Shobe. DI hereby waives in all respects the operation of Section 4.2 of the DI Shobe Purchase Agreement as to the 7,037 shares of DII Common Stock distributed in the form of a dividend to Brett Shobe as described in Section 5.1.

Section 6.               Stock Split. Following the completion of the transactions described in Sections 4.2 and 5.1, DI shall complete a 2.0159814 for 1 stock split of the issued and outstanding shares of DI Common Stock by filing with the Secretary of State of the State of Delaware the Certificate of Amendment to Certificate of Incorporation of DI, in the form attached hereto as Exhibit U. As a result of such stock split:

6.1                  Philip Siegel will hold 408,333 shares of DI Common Stock. Following such stock split, Philip Siegel and DI hereby agree that (a) DI will release the certificate representing the pre-split shares of Philip Siegel’s DI Common Stock from escrow under the DI Siegel Purchase Agreement, (b) Philip Siegel will surrender and deliver such certificate to DI; (c) DI shall, upon such surrender and delivery, issue a new certificate representing the 408,333 shares of DI Common Stock to which Philip Siegel is entitled as a result of the stock split and (d) Philip Siegel will deposit such new certificate representing the 408,333 shares of DI Common Stock with the Company in accordance with Section 4.1 of the DI Siegel Purchase Agreement.

6.2                  David Lack will hold 408,333 shares of DI Common Stock. Following such stock split, David Lack and DI hereby agree that (a) DI will release the certificate representing the pre-split shares of David Lack’s DI Common Stock from escrow under the DI Lack Purchase Agreement, (b) David Lack will surrender and deliver such certificate to DI; (c) DI shall, upon such surrender and delivery, issue a new certificate representing the 408,333 shares of DI Common Stock to which David Lack is entitled as a result of the stock split and (d) David Lack will deposit such new certificate representing the 408,333 shares of DI Common Stock with the Company in accordance with Section 4.1 of the DI Lack Purchase Agreement.

6.3                  Elisabeth DeMarse will hold 166,667 shares of DI Common Stock. Following such stock split, Elisabeth DeMarse and DI hereby agree that (a) DI will release the certificate representing the pre-split shares of Elisabeth DeMarse’s DI Common Stock from escrow under the DI DeMarse Purchase Agreement, (b) Elisabeth DeMarse will surrender and deliver such certificate to DI; (c) DI shall, upon such surrender and delivery, issue a new certificate representing the 166,667 shares of DI Common Stock to which Elisabeth DeMarse is entitled as a result of the stock split and (d) Elisabeth DeMarse will deposit such new certificate representing the 166,667 shares of DI Common Stock with the Company in accordance with Section 4.1 of the DI DeMarse Purchase Agreement.

6.4                  Brett Shobe will hold 16,667 shares of DI Common Stock. Following such stock split, Brett Shobe and DI hereby agree that (a) DI will release the certificate representing the pre-split shares of Brett Shobe’s DI Common Stock from escrow under the DI Shobe Purchase Agreement, (b) Brett Shobe will surrender and deliver such certificate to DI; (c) DI shall, upon such surrender and delivery, issue a new certificate representing the 16,667 shares of DI Common Stock to which Brett Shobe is entitled as a result of the stock split and (d) Brett Shobe will deposit such new certificate representing the 16,667 shares of DI Common Stock with the Company in accordance with Section 4.1 of the DI Shobe Purchase Agreement.

Section 7.               First Amendments to DI Purchase Agreements.

7.1                  First Amendment to DI Siegel Purchase Agreement. Concurrently with this Agreement, DI and Philip Siegel have entered into and delivered the First Amendment to DI Siegel Purchase Agreement.

7.2                  First Amendment to DI Lack Purchase Agreement. Concurrently with this Agreement, DI and David Lack have entered into and delivered the First Amendment to DI Lack Purchase Agreement.

7.3                  First Amendment to DI DeMarse Purchase Agreement. Concurrently with this Agreement, DI and Elisabeth DeMarse have entered into and delivered the First Amendment to DI DeMarse Purchase Agreement.

7.4                  First Amendment to DI Shobe Purchase Agreement. Concurrently with this Agreement, DI and Brett Shobe have entered into and delivered the First Amendment to DI Shobe Purchase Agreement.

Section 8.               Further Assurances. From time to time after the date hereof, and without further consideration, each of the parties to this Agreement shall execute, acknowledge and deliver all such additional instruments, certificates, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement.

Section 9.               Waiver of Conflicts. Each party to this Agreement acknowledges that Vinson & Elkins LLP, counsel for DI, has in the past and may continue to perform legal services for AV in matters unrelated to the transactions described in this Agreement, including the representation of AV in venture capital financings and other matters. Accordingly, each party to this Agreement (1) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (2) acknowledges that Vinson & Elkins LLP represented DI in the transactions contemplated by this Agreement and has not represented AV or any of the other parties to this Agreement in connection with such transactions; and (3) gives its informed consent to Vinson & Elkin LLP’s representation of AV in such unrelated matters and to Vinson & Elkins LLP’s representation of DI in connection with this Agreement and the transactions contemplated by this Agreement.

Section 10.        Miscellaneous.

10.1            Headings; References; Interpretation. All section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to sections and exhibits shall, unless the context requires a different construction, be deemed to be references to the sections and exhibits of this Agreement, respectively, and all such exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

10.2           Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the parties signatory hereto and their respective successors and assigns.

10.3           No Third Party Rights. The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

10.4           Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

10.5           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the law of some other jurisdiction, shall apply.

10.6           Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the parties as expressed in this Agreement at the time of execution of this Agreement.

10.7           Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto.

10.8           Integration. This Agreement, together with the other agreements, documents and certificates described herein of even date herewith or to be entered into by and among any of the parties to this Agreement, supersedes all previous understandings or agreements between the parties, whether oral or written, with respect to its subject matter. This document is an integrated agreement which contains the entire understanding of the parties. No understanding, representation, promise or agreement, whether oral or written is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

DEMARSECO, INC.

By:	/s/ Elisabeth DeMarse
Elisabeth DeMarse President and Chief Executive Officer

DEMARSECO HOLDINGS, INC.

By:	/s/ Elisabeth DeMarse
Elisabeth DeMarse President

AUSTIN VENTURES VIII, L.P.

By:	A V Partners VIII, L.P., its general partner

	By:	/s/ Kenneth P. DeAngelis
Kenneth P. DeAngelis
General Partner

/s/ Philip Siegel
Philip Siegel

/s/ David Lack
David Lack

/s/ Elisabeth DeMarse
Elisabeth DeMarse

/s/ Brett Shobe
Brett Shobe

Signature Page to Restructuring Agreement